EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2020-IG1 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Bellagio Hotel and Casino Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 55 Hudson Yards Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 55 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 55 Hudson Yards Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 55 Hudson Yards Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 55 Hudson Yards Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 55 Hudson Yards Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parkmerced Mortgage Loan, KeyBank National Association, as Special Servicer for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Parkmerced Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Parkmerced Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 805 Third Avenue Mortgage Loan, LNR Partners, LLC, as Special Servicer of the 805 Third Avenue Mortgage Loan prior to May 7, 2020, BREF Partners Special Servicer LLC, as Special Servicer for the 805 Third Avenue Mortgage Loan on and after May 7, 2020, Wilmington Trust, National Association, as Trustee for the 805 Third Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 805 Third Avenue Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 805 Third Avenue Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 805 Third Avenue Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 805 Third Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 805 Third Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1633 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Southcenter Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Southcenter Mall Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Southcenter Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Southcenter Mall Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Southcenter Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Industrial Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Starwood Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Starwood Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starwood Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Industrial Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the 181 West Madison Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 181 West Madison Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 181 West Madison Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 181 West Madison Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 181 West Madison Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 560 Mission Street Mortgage Loan, KeyBank National Association, as Special Servicer for the 560 Mission Street Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 560 Mission Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 560 Mission Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 560 Mission Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the F5 Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the F5 Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the F5 Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the F5 Tower Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the F5 Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Kings Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Kings Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1501 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 1501 Broadway Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1501 Broadway Mortgage Loan, and Wells Fargo Bank, National Association, as Custodian for the 1501 Broadway Mortgage Loan.

Dated: March 17, 2021

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)